                                                                   EXHIBIT 99.3


                                    PURCHASE

                                       AND

                                 SALE AGREEMENT

                                      FOR A

                        49% GENERAL PARTNERSHIP INTEREST

                                       IN

                       TUSCARORA GAS TRANSMISSION COMPANY



                            DATED AS OF JULY 19, 2000


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                               TABLE OF CONTENTS

1.   DEFINITIONS      .......................................................................1

2.   SALE AND PURCHASE.......................................................................3

3.   ADJUSTMENTS.............................................................................3

4.   CONDITIONS TO CLOSING AND EFFECTIVENESS OF INDEMNIFICATION..............................5

5.   CLOSING; COVENANTS OF SELLER PENDING CLOSING............................................6

6.   REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................6

7.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND GP..................................9

8.   SURVIVAL...............................................................................10

9.   INDEMNIFICATION; GUARANTEE OF PERFORMANCE..............................................10

10.  ARBITRATION............................................................................15

11.  ADDITIONAL AGREEMENTS..................................................................16

12.  MISCELLANEOUS..........................................................................16

     This PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of July 19, 2000 is entered into by and among TCPL TUSCARORA LTD., a Delaware corporation (the "SELLER"), TC TUSCARORA INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (the "PURCHASER"), TC PIPELINES GP, INC., a Delaware corporation (the "GP"), TRANSCANADA PIPELINES LIMITED, a Canadian corporation ("TRANSCANADA") and TRANSCANADA PIPELINE USA LTD., a Nevada corporation ("TRANSCANADA USA").

                                    RECITALS

     WHEREAS the Seller, an indirect wholly owned subsidiary of TransCanada, owns a 50% general partner interest in Tuscarora Gas Transmission Company, a Nevada general partnership ("TUSCARORA");

     AND WHEREAS the Seller proposes to sell, and the Purchaser proposes to purchase, a 49% general partner interest in Tuscarora (the "TUSCARORA PARTNERSHIP INTEREST");

     AND WHEREAS the Purchaser intends to fund the purchase price for the Tuscarora Partnership Interest through a credit agreement;

     AND WHEREAS the Seller shall retain a 1% general partner interest in Tuscarora and the associated rights and obligations under the Tuscarora Partnership Agreement;

     AND WHEREAS the parties hereto desire to set forth their mutual agreement regarding the Tuscarora Partnership Interest and related matters;

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.

     1.1 Any capitalized term used herein but not otherwise defined shall have the meanings ascribed to them in this Section 1:

          (a) "Agreement" means this agreement (including any Schedules hereto) and all amendments made hereto by written agreement between the Parties.

          (b) "Business Day" means a day, excluding Saturday and Sunday, or which banking institutions are open for business in Calgary, Alberta.

          (c) "Closing" means the consummation of the purchase and sale of the Tuscarora Partnership Interest pursuant to this Agreement, which shall occur on the first day of the month agreed to by the Seller and the Purchaser.

          (d)  "Closing Date" means the date upon which the Closing occurs.

          (e)  "Closing Time" means 10:00 a.m. Calgary time on the Closing
Date.

          (f) "Credit Facility" means the credit agreement expected to be entered into in August of 2000 among the Purchaser, the GP and Bank One, NA, as amended, restated, supplemented or otherwise modified from time to time, and all contracts and agreements related thereto.

          (g) "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgements, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other government restrictions relating to the environment, to the release of materials into the environment or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, industrial substances, toxic substances, hazardous substances or wastes.

          (h) "Independent Accounting Firm" means a firm of independent public accountants selected by the Seller.

          (i)  "IRS" means the Internal Revenue Service of the United
States.

          (j) "Laws" means the laws, rules, regulations, decrees and orders of the United States of America and all other governmental bodies having jurisdiction over or affecting the obligations of the parties created hereby or the other provisions contained in this Agreement, or any part thereof, or any site where any part of the obligations of the parties created hereby are performed, whether such now exists or hereafter comes into effect.

          (k) "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, right of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

          (l)  "Parents" means TransCanada and TransCanada USA.

          (m) "Party" means individually the Purchaser, the GP or the Seller, and collectively, the "Parties".

          (n) "Person" means any individual or entity, including, without limitation, any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or government (including any board, agency, political subdivision or other body thereof).

          (o) "Taxes" or "Tax" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with interest, penalties and additions to tax, imposed by any taxing authority, wherever located, including, without limitation, all net income, gross income, gross receipts, net receipts, sales, use, sell, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

          (p) "Tax Returns" means all material federal, state, local and foreign returns, reports or forms in respect to Taxes.

          (q) "TGPC" means Tuscarora Gas Pipeline Co. a company formed under the laws of the State of Nevada and a wholly owned indirect subsidiary of Sierra Pacific Resources Company.

          (r)  "Tuscarora Partnership Agreement" means the General
Partnership Agreement of Tuscarora Gas Transmission Company by and between TGPC and the Seller dated June 11, 1993, as amended, restated, supplemented or otherwise modified from time to time.

          (s) "Tuscarora Partnership Interest" means the 49% general partnership interest in Tuscarora Gas Transmission Company to be sold by the Seller to the Purchaser under the terms of this Agreement.

     1.2 GENERAL DEFINITIONS. Capitalized terms used in this Agreement and not defined in Section 1(a) hereof shall have the meanings ascribed to them elsewhere in this Agreement.

2.   SALE AND PURCHASE.

     2.1 SALE AND PURCHASE. Upon and subject to the terms and conditions hereof, the Seller agrees to sell, transfer and deliver to the Purchaser and the Purchaser agrees to purchase from the Seller at the Closing, all of the right, title and interest of the Seller in the Tuscarora Partnership Interest.

     2.2 PURCHASE PRICE. In consideration of the Tuscarora Partnership Interest, the Purchaser will pay to the Seller $28,000,000 at the Closing (the "Closing Payment"), which amount shall be increased by all capital contributions made by the Seller to Tuscarora from the date of this Agreement to the Closing, and decreased by all distributions made by Tuscarora to Seller from the date of this Agreement to the Closing), in lawful money of the United States (such amount, as adjusted, being hereinafter referred to as the "Purchase Price").

     2.3 PAYMENT OF PURCHASE PRICE. Closing Payment will be payable by the Purchaser to the Seller at the Closing by certified cheque or wire transfer.

3.   ADJUSTMENTS

     3.1 Not later than three (3) Business Days, but not earlier than five (5) Business Days, before the Closing Date, the Seller shall prepare and deliver to the Purchaser a statement (the "Estimated Adjustment Statement") containing the Seller's good faith estimates of ninety-eight percent (98%) of the capital contributions, if any, made by the Seller to Tuscarora and ninety-eight percent (98%) of the distributions, if any, made by Tuscarora to the Seller, during the period beginning on the date of this

Agreement and ending on the Closing Date. The amount reflected in the Estimated Adjustment Statement is referred to as the "Estimated Adjustment Amount". The Seller agrees to cooperate with the Purchaser in connection with the preparation of the Estimated Adjustment Statement, and shall endeavour to provide to the Purchaser such books and records of Tuscarora and information relating to Tuscarora as may be reasonably requested from time to time.

     3.2 Within thirty (30) days after the Closing Date, the Seller shall prepare and deliver to the Purchaser a revised statement (the "Adjustment Statement") detailing the actual capital contributions, if any, made by the Seller to Tuscarora and the distributions, if any, made by Tuscarora to the Seller. The amount of the difference between ninety-eight percent (98%) of the capital contributions made and ninety-eight percent (98%) of the distributions made as reflected in the Adjustment Statement is referred to as the "Adjustment Amount". The Adjustment Statement shall be prepared in accordance with US Generally Accepted Accounting Principles consistently applied. The Seller agrees to cooperate with the Purchaser in connection with the preparation of the Adjustment Statement and related information, and shall endeavour to provide to the Purchaser such books, records and information as may be reasonably requested from time to time. If the Purchaser does not dispute the Adjustment Amount, the Purchaser shall pay the Seller the Adjustment Amount (or if the Adjustment Amount is a negative amount the Seller shall pay the Purchaser the Adjustment Amount) within thirty (30) days of the Purchaser's receipt of the Adjustment Statement by certified cheque or wire transfer.

     3.3 The Purchaser may dispute the Adjustment Amount; provided, however, that the Purchaser shall notify the Seller in writing of the disputed amount, and the basis of such dispute, within thirty (30) days of the Purchaser's receipt of the Adjustment Statement. In the event of a dispute with respect to any part of the Adjustment Amount, the Purchaser and the Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If the Purchaser and the Seller are unable to reach a resolution of such differences within thirty (30) days after receipt of the Purchaser's written notice of dispute to the Seller, the Purchaser and the Seller shall submit the amounts remaining in dispute for determination and resolution to the Independent Accounting Firm, which shall be instructed to determine and report to the Parties, within thirty
(30) days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Purchaser and the Seller so that the Purchaser's share of such fees and disbursements shall be in the same proportion as the aggregate amount of such disputed amounts so submitted that is unsuccessfully disputed by the Purchaser (as finally determined by the Independent Accounting Firm) bears to the total amount of the disputed amounts so submitted.

     3.4 If there is a dispute with respect to any amount on the Adjustment Statement, the Purchaser shall pay to the Seller an amount equal to the Adjustment Amount as finally determined within five (5) Business Days after such determination (or in the event that the Adjustment Amount is a negative amount, the Seller shall pay to the Purchaser an amount equal to the Adjustment Amount as finally determined within five

(5) Business Days after such determination) by certified cheque or wire transfer. Any disputed amount paid under this Section 3.4 shall be paid with interest for the period commencing on the date the Adjustment Amount would have been payable absent a dispute through the date of payment, calculated at the prime rate announced by Chase Bank for its corporate customers on the date the Adjustment Amount would have been payable absent a dispute

4.   CONDITIONS TO CLOSING AND EFFECTIVENESS OF INDEMNIFICATION.

     4.1 The obligations of each party to close the transactions contemplated by this Agreement shall be subject to the prior satisfaction, or waiver by the GP on behalf of the Purchaser, of each of the following conditions:

          (a) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction barring the consummation of any of the transactions contemplated by this Agreement.

          (b) Each of the representations and warranties of each Party contained in this Agreement shall be true and correct in all material respects at the Closing Date with the same force and effect as though made at that time. Each Party shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each Party shall have delivered to the other Party a certificate, dated as of the Closing Date and signed by an authorized officer, certifying that each of the representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.

          (c) All of the conditions under the Credit Facility (other than those conditions relating to the consummation of the transactions contemplated by this Agreement) shall have been (or on the Closing Date, will be) satisfied or waived and the Credit Facility shall be in full force and effect, enforceable against the parties in accordance with its terms (subject to the consummation of the transactions contemplated by this Agreement).

          (d) The Purchaser shall have received in a form reasonably acceptable to the Conflicts Committee of the Board of Directors of the GP, an opinion from a financial adviser, with respect to the fairness, from a financial point of view, of the consideration paid by the Purchaser to the Seller for the Tuscarora Partnership Interest.

          (e) The Seller and TGPC shall have executed an amendment to the Tuscarora Partnership Agreement substantially in the form of Exhibit I and such other documents as are required to admit the Purchaser as a general partner with a 49% general partner interest in Tuscarora immediately following the Closing.

          (f) Subject to the rights of waiver of the Management Committee of Tuscarora, Tuscarora shall have received the legal opinions contemplated in
Section 10.1.3 of the Tuscarora Partnership Agreement.

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          (g)  The Purchaser shall have received in a form reasonably acceptable to Purchaser evidence of approval by the Management Committee of Tuscarora of the distribution policy substantially in the form of Exhibit II hereto.

          (h) All necessary consents of third parties, including governmental authorities, required for the consummation of the transactions contemplated by this Agreement shall have been made and obtained and remain in force.

     4.2 Section 9 shall become operative upon the closing of the transactions contemplated by this Agreement.

5.   CLOSING; COVENANTS OF SELLER PENDING CLOSING.

     5.1 Subject to the satisfaction of the conditions in Section 4 of this Agreement, the Closing of the transactions contemplated by this Agreement shall take place at the offices of TransCanada at 111 - 5th Avenue SW, Calgary, Alberta T2P 3Y6 (or at such other place as the Parties may agree).

     5.2 From the date of this Agreement until the Closing Date, the Seller covenants that it will use its best efforts to cause to be preserved Tuscarora's business organization and to cause Tuscarora to be operated in the ordinary course of business consistent with past practices and in accordance with its current approved business plan.

6.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     6.1  The Seller hereby represents and warrants to the Purchaser as follows:

          (a) ORGANIZATION AND GOOD STANDING. The Seller is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with all requisite power and authority to carry on the business in which it is engaged.

          (b)  AUTHORITY. The Seller has all requisite power and authority
(i) to execute and deliver, or to cause to be executed and delivered, this Agreement, (ii) to consummate the transactions contemplated hereby and (iii) to perform, or cause to be performed, all the terms and conditions hereof to be performed by the Seller. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action.

          (c) ENFORCEABILITY. This Agreement is, and will be, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

          (d) NO VIOLATION. Except for the consent of TGPC to the admission of Buyer as a partner of Tuscarora, this Agreement, and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not, (i) conflict with or require the consent of any Person under the certificate of

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incorporation and bylaws of the Seller or general partnership agreement of
Tuscarora, (ii) violate any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award judgment, writ, injunction or decree applicable to Seller or Tuscarora; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage or lien, or, any material agreement, contract, commitment or instrument to which the Seller or Tuscarora is a party or by which either is bound or to which any property of either is subject; or (iv) result in the creation of any material lien, charge or encumbrance on the Tuscarora Partnership Interest or Tuscarora under any such indenture, mortgage, lien, lease, agreement or instrument.

          (e) TITLE TO PARTNERSHIP INTEREST; NO LIENS. The Seller has, and at the Closing the Purchaser shall obtain, good and valid title to the Tuscarora Partnership Interest, free and clear of any and all Liens.

          (f) TUSCARORA PARTNERSHIP AGREEMENT. The Seller is not in default or in breach of any provision of the Tuscarora Partnership Agreement and there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute such a default or breach.

          (g) LITIGATION. Except as expressly set forth in Schedule A hereto, to the knowledge of the Seller, there are no pending suits or actions or other proceedings or suits which affect the Tuscarora Partnership Interest (including, without limitation, any actions challenging or pertaining to the Seller's right, title and interest to the Tuscarora Partnership Interest) or which could affect the consummation of the transactions contemplated hereby or, in any material adverse respect, Tuscarora or the business or prospects of Tuscarora.

          (h)  CONFORMITY WITH LAWS. The ownership and operation of
Tuscarora has been in conformity, in all material respects, with all applicable Laws including Environmental Laws. Without in any way limiting the foregoing representation and warranty (i) Tuscarora is not subject to any pending suit, action, investigation or inquiry by any governmental authority under any applicable Laws or Environmental Laws, the outcome of which would have a material adverse effect on Tuscarora or the business and prospects of Tuscarora and (ii) no judgment, order, writ, injunction or decree of any governmental entity has been issued or entered against the Seller which continues to be in effect with respect to or affecting Tuscarora.

          (i) NO CONSENTS. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or other Person is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than those that will be obtained prior to the Closing.


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

          (j) NO SUBSCRIPTIONS, OPTIONS. Except for the options of TGPC under the Tuscarora Partnership Agreement, there are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind to purchase or otherwise acquire any equity interest in Tuscarora.

          (k)  FINANCIAL STATEMENTS. The Seller has delivered to the
Purchaser true and correct copies of audited financial statements for the years ended December 31, 1995 to December 31, 1999, inclusive (the "Financial Statements"). The Financial Statements are accurate, complete and consistent with the books and records of Tuscarora and fairly present, in all material respects, in accordance with US generally accepted accounting principles consistently applied, the financial condition of Tuscarora as and at their respective dates and the results of their operations for the period covered thereby.

          (l) NO ADVERSE CHANGES. Since the date of the most recent balance sheet included in the Financial Statements, there have been no material adverse changes in the assets, liabilities, operations, financial condition, business plans and prospects of Tuscarora and no event has occurred or circumstance exists that may result in such a material adverse change.

          (m) NO OUTSTANDING LIABILITIES. Except as set forth in the Financial Statements or reflected in the notes thereto, Tuscarora has no outstanding liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), other than normal and ordinary liabilities which have arisen after the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business, consistent with past practices. The Seller has no outstanding liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due or to become due) with respect to the Tuscarora Partnership Interest.

          (n) ASSETS. All of the assets necessary to conduct the business of Tuscarora, as such business is conducted on the date hereof are owned, leased or licensed by Tuscarora or Tuscarora otherwise has full legal right to hold and use such assets. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS AGREEMENT IS INTENDED TO CREATE, AND THE SELLER EXPRESSLY DISCLAIMS AND NEGATES, ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY MADE HEREIN RELATING TO THE ASSETS AND OPERATIONS OF TUSCARORA, INCLUDING, WITHOUT LIMITATION, IMPLIED OR STATUTORILY IMPOSED WARRANTIES OF FITNESS FOR PURPOSE OR MERCHANTABILITY, AND THE PURCHASER HEREBY ACKNOWLEDGES SAME.

          (o) LICENSES, PERMITS. Tuscarora has all material licenses, permits and authorizations that are necessary or desirable for the conduct of its business. Tuscarora has complied in all material respects with all terms and conditions thereof.

          (p) INSURANCE. Tuscarora maintains, or another Person maintains on its behalf, policies of fire and casualty, liability and other forms of insurance in such


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amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Tuscarora.

          (q) TAXES. Tuscarora has (i) duly filed all Tax Returns required to be filed by or with respect to Tuscarora or its assets or operations with the IRS or other applicable taxing authority and all such returns are complete and accurate, (ii) paid, or adequately reserved against, all Taxes due or claimed due by a taxing authority from or with respect to Tuscarora or its assets or operations and (iii) made all material deposits required with respect to Taxes. There has been no material issue raised or material adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns relating to the assets or operations of Tuscarora, and no waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter relating to the assets or operations of Tuscarora has been given by or requested from Tuscarora with respect to any tax year. Tuscarora qualifies, has qualified since the date of its formation and will qualify immediately after the Closing Time, to be treated as a partnership for federal income tax purposes, and neither Tuscarora, the Seller, nor any taxing authority has taken a position inconsistent with such treatment. The Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code and it will furnish the Purchaser with an affidavit that satisfies the requirements of Section 1445(b)(2) of the Internal Revenue Code.

          (r) SECTION 754 ELECTION. Tuscarora has made, or all partners of Tuscarora have consented to, Tuscarora making the election pursuant to Section 754 of the Internal Revenue Code.

          (s) RELATIONSHIP WITH SIERRA PACIFIC. The Seller has no agreements or understandings, formal or informal, with Sierra Pacific Resources or any affiliate thereof that have not been disclosed to the Purchaser.

          (t) DISCLOSURE. All materials facts known to the Seller or any of its affiliates as to the assets, liabilities, financial condition, operations, business plans and prospects of Tuscarora and/or the transactions contemplated hereby have been disclosed to the Conflicts Committee of the Board of Directors of GP prior to its approval of such transactions. No representation or warranty of the Seller contained in this Agreement and no information furnished or statement made by the Seller to the Purchaser contains any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     6.2  With respect to the representations and warranties contained in this
Section 6, and with respect to the provisions of Section 9, the terms "believe", "knowledge" and "experience" refer to that of those persons who from time to time have held the office of the Chief Executive Officer, President, Chief Financial Officer or any Vice President or equivalent position of the Seller and the terms "knowledge" and "known" mean the actual conscious awareness of any such person.

7.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND GP.

     7.1 The Purchaser and GP hereby represents and warrants to the Seller as follows:

          (a) ORGANIZATION AND GOOD STANDING. The Purchaser and GP are duly formed and validly existing and in good standing under the laws of its state of formation, with all requisite power and authority to carry on the business in which each is engaged.

          (b) AUTHORITY. The Purchaser and GP have all requisite power and authority (i) to execute and deliver, or to cause to be executed and delivered, this Agreement, (ii) to consummate the transactions contemplated hereby and
(iii) to perform or cause to be performed, all the terms and conditions hereof to be performed by the Purchaser and GP. The execution and delivery by the Purchaser and GP of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate or partnership action.

          (c) ENFORCEABILITY. This Agreement is, and will be, a valid and binding obligation of the Purchaser and GP, enforceable against the Purchaser and GP in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

          (d) NO VIOLATION. The execution and delivery of the Agreement does not, and consummation of the transactions contemplated herein will not, violate (i) any of the provisions of the organizational documents of the Purchaser or GP, (ii) any order, rule, decree or material agreement pursuant to which the Purchaser or GP is bound or (iii) any applicable Laws.

8.   SURVIVAL

     8.1 The Parties agree that the representations and warranties of the Seller set forth in Section 6 will survive the completion of the sale and purchase of the Tuscarora Partnership Interest herein and notwithstanding such completion, will continue in full force and effect for the benefit of the Purchaser and GP for a period of 1 year from the Closing Date; except for the representations and warranties in paragraph (h), which shall be in full force and effect for the benefit of the Purchaser and GP for a period of 2 years from the Closing Date and in paragraphs (a), (b), (c), (e), (i), (j) and (q), which shall be in full force and effect for the benefit of the Purchaser and GP for a period equal to the statute of limitations applicable to the subject matter thereof.

     8.2 The Parties agree that the representations and warranties of the Purchaser and GP set forth in Section 7 will survive the completion of the sale and purchase of the Tuscarora Partnership Interest herein and notwithstanding such completion, will continue in full force and effect for the benefit of the Seller for a period of 1 year from the Closing Date, except for the representations and warranties in paragraphs (a), (b) and (c) which shall be in full force and effect for the benefit of the Seller for a period equal to the statute of limitations applicable to the subject matter thereof.


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

9.   INDEMNIFICATION; GUARANTEE OF PERFORMANCE.

     9.1 EXCULPATION AND INDEMNIFICATION BY THE SELLER. Subject to SECTION 9.3, the Seller and its Parents shall, without any further responsibility or liability of, or recourse to the Purchaser, absolutely and irrevocably be joint and severally liable and responsible for (i) the respective Tax liabilities of the Seller and its Parents (including Tax liabilities attributable to ownership of the Tuscarora Partnership Interest prior to the Closing Time), including any such income Tax liabilities of the Seller and its Parents that may result from the consummation of the transactions contemplated by this Agreement, and (ii) any and all claims, liabilities and obligations of the Seller and its Parents (whether accruing or arising before, on or after the Closing Time) which primarily arise out of or relate to any property, operations or business of the Seller or its Parents other than with respect to the Tuscarora Partnership Interest (the items in (i) and (ii), collectively the "EXCLUDED LIABILITIES"). The Purchaser shall not be liable to the Seller and its Parents or any third parties for any reason whatsoever on account of any of the Excluded Liabilities.

     The Seller and its Parents shall indemnify, defend, save and hold harmless the Purchaser from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred), including expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever and reasonable outside attorneys' and consultants' fees, to the extent arising out of (a) the Excluded Liabilities, or (b) any inaccuracy, violation or the breach by the Seller or its Parents of any representation, warranty, condition or covenant under this Agreement, all of which are hereinafter collectively referred to as the "PURCHASER DAMAGES".

     Notwithstanding anything else contained in this Section 9, the aggregate liability of the Seller and its Parents hereunder under clause (b) above will be limited to the Purchase Price.

     Purchaser Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, the Purchaser or any of its Parents, from any third party insurance policy (and are non-reimbursable by the Purchaser or any of its Parents), shall not be the subject of indemnification under this Agreement.

     9.2 EXCULPATION AND INDEMNIFICATION BY THE PURCHASER. Subject to SECTION 9.3, the Purchaser shall, without any further responsibility or liability of, or recourse to, any of the Seller and its Parents, absolutely and irrevocably assume and be solely liable and responsible for any and all claims, liabilities and obligations (whether accruing or arising before, on or after the Closing
Time) which primarily arise out of or relate to the Tuscarora Partnership Interest (including pursuant to the Tuscarora Partnership Agreement and other partnership documents and the business conducted by Tuscarora, other than claims, liabilities and obligations as to which the Purchaser would be entitled to indemnification under Section 9.1 of this Agreement (the "ASSUMED LIABILITIES"). Except as set forth in the immediately preceding sentence, none of the Seller and its Parents shall be liable to the Purchaser or any third parties for any reason whatsoever on account of any of the Assumed Liabilities.

     The Purchaser shall indemnify, defend, save and hold harmless the Seller and its Parents from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred), including expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive, or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever and reasonable outside attorney's and consultants' fees, to the extent arising out of (a) the Assumed Liabilities or (b) any inaccuracy, violation or the breach by the Purchaser of any representation, warranty, condition or covenant under this Agreement, all of which are hereinafter collectively referred to as the "SELLER DAMAGES".

     Seller Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, the Seller, or by any of its Parents, from any third party insurance policy (and are non-reimbursable by the Seller or any of its Parents), shall not be the subject of indemnification under this Agreement.

     9.3 SPECIFIC INDEMNIFICATION ISSUES. (a) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between the Seller and its Parents, on the one hand, and the Purchaser, on the other hand, is determined after trial in any judgment, award or decree to be joint or concurrent or in which the entitlement to indemnification hereunder is not readily determinable, the Parties shall negotiate in good faith in an effort to agree, as between the Seller and its Parents, on the one hand, and the Purchaser, on the other hand, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to SECTION 9.5(d) of this Agreement, all in accordance with the provisions of, and the principles set forth in, this Agreement. In the absence of any such agreement, such allocation of liability, entitlement to indemnification and allocation of costs shall be subject to ultimate resolution between the Seller and its Parents, on the one hand, and the Purchaser, on the other hand, pursuant to SECTION 10 of this Agreement.

         (b) It is acknowledged that after the Closing Time, the parties may have various business relationships, which relationships will be described in contracts, agreements and other documents entered into by the relevant parties. Such documents may include agreements by the parties and their Parents to supply, after the Closing Time, credit or services. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

     9.4 NOTICE AND PAYMENT OF CLAIMS. (a) If any person entitled to a defense and/or indemnification under this Agreement (the "INDEMNIFIED PARTY") determines that it is or may be entitled to a defense or indemnification by the Purchaser or any of the Seller or its Parents, as the case may be (the "INDEMNIFYING Party"), under this Agreement:

          (i) The Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim for defense and/or indemnification, the nature of the claim, and if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Nothing in this subparagraph shall be interpreted to invalidate any claim by the Indemnified Party to be entitled to indemnification, except to the extent the failure of the Indemnified Party to deliver such notice resulted in actual prejudice.

          (ii) The Indemnifying Party shall have 30 days from receipt of the notice requesting indemnification within which to either: (A) assume the defense of such litigation or claim; (B) pay the claim in immediately available funds; (C) reserve its rights pending resolution under SECTION 9.5(d); or (D) object in accordance with CLAUSE (b) of this SECTION 9.4. This 30-day period may be extended by agreement of the Parties. Nothing in this subparagraph shall be interpreted to abrogate or delay a Party's obligation to provide the other with a defense under this Agreement.

          (b) The Indemnifying Party may object to the claim for defense and/or indemnification set forth in any notice; PROVIDED, HOWEVER, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the same 30-day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or to pay the amount of such claim and, subject to SECTION 10 of this Agreement, the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with
SECTION 10 of this Agreement.

          (c) To the extent provided in the last sentence of SECTION 9.1 of this Agreement or the last sentence of SECTION 9.2 of this Agreement, the right to a defense or indemnification under this Agreement applies only insofar as defense and indemnification are not provided for by insurance (whether through a third party or otherwise). Nevertheless, the potential availability of insurance coverage to the Seller, its Parents, or the Purchaser shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligations to the other to assume a defense or pay any sums due hereunder.

          (d)  Payments due to be made to any Indemnified Party under this
SECTION 9 shall bear interest from the date on which the Indemnified Party paid any amount or actually suffered a loss in respect of Purchaser Damages or Seller Damages, as the case may be, to but excluding the date of actual payment (whether before or after judgment) at the prime rate announced by Chase Bank for its corporate customers during such period.

          (e) Payments due to be made under this Agreement shall be free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever, except as may be required by law.

     9.5 DEFENSE OF THIRD PARTY CLAIMS. (a) If the Indemnified Party's claim for indemnification is based, under this Agreement, on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under SECTION 9.4(b) of this Agreement, the Indemnifying Party shall, within the 30 day period (or any extended period) referred to in SECTION 9.4(a) of this

Agreement, assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the "CASE HANDLER." Any such defense shall be conducted by attorneys employed by the Indemnifying Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

          (b) If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without the prior consent of the Indemnified Party so long as all present and future claims relating to the compromised claim against the Indemnified Party are irrevocably and unconditionally released in full.

          (c) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within 30 days after the settlement or compromise of such third-party claim or the judgment of a court of competent jurisdiction (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party has the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided the Indemnifying Party shall have raised its objection in a timely manner under SECTION 9.4 of this Agreement.

          (d) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between the Purchaser and the Seller and its Parents is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the Parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, and which will be considered the Case Handler, unless otherwise agreed; PROVIDED, HOWEVER, that neither Party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the Parties may agree; or in the absence of such agreement, such costs shall be borne by the Party incurring such costs, subject to ultimate resolution between the Purchaser and the Seller pursuant to SECTION 10 of this Agreement.

     9.6 COOPERATION AND PRESERVATION OF RECORDS. (a) The Purchaser and the Seller and its Parents shall cooperate with one another fully and in a timely manner in connection with the defense of any litigation and claims pending as of the Closing Time or brought, threatened or alleged after the Closing Time, against the Purchaser and/or the Seller and its Parents, as such claims or litigation relate to the Tuscarora Partnership Interest in Tuscarora.

          (b) Such cooperation shall include, without limitation, making available to the other Party, during normal business hours and upon reasonable notice, all books, records and information ("LITIGATION RECORDS"), officers and employees (without substantial interruption of employment) necessary or useful in connection with any actual or threatened claim, audit, action or proceeding.

          (c) Each Party shall maintain the Litigation Records, or at the request of the other party, shall issue, notices exempting from destruction any Litigation Records which the requesting Party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any such claim, investigation, audit, action or proceeding and shall refrain from destroying any such Litigation Records until authorized by the requesting Party. The requesting Party shall notify the other Party promptly when the Litigation Records are no longer required to be maintained.

          (d) The Party requesting access to Litigation Records or officers and employees pursuant to CLAUSE (b) hereof or preservation of Litigation Records pursuant to CLAUSE (c) hereof shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries, employee benefits and general overhead) incurred by the other Party in connection with providing such Litigation Records or officers and employees.

          (e) The Party providing Litigation Records hereunder may elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary. If Litigation Records are so designated, the Party receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield such information from disclosure by motions to quash, motions for a protective order, redaction or other appropriate actions.

     9.7 GUARANTEE OF PERFORMANCE. In addition to the indemnification obligations of Parents set forth in this SECTION 9, Parents hereby, jointly and severally, absolutely and unconditionally guarantee to the Purchaser the performance by the Seller of all of its agreements and obligations under this Agreement, subject to any limitations on the Seller set forth in this Agreement, subject to the limitations on the liability of the Seller and its Parents contained in the third paragraph of Section 9.1.

10.  ARBITRATION.

     10.1 Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this SECTION 10; PROVIDED, HOWEVER, that nothing contained herein shall preclude any party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief, in each case to preserve the status quo, pending resolution of Disputes hereunder. Any Party may commence proceedings hereunder by delivering a written notice to any other Party providing reasonable description of the Dispute to the other, and expressly requesting arbitration hereunder. The Parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in Calgary, Alberta, by a single arbitrator (the "ARBITRATOR") selected by agreement of the parties not later than ten (10) days after delivery of the Demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA

RULES"). If the arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties involved in any Dispute may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each Party shall have the right to audit the books and records of each other party that are reasonably related to the Dispute; (ii) each Party shall provide to each other Party involved in the applicable Dispute, reasonably in advance of any hearing, copies of all documents which such Party intends to present in such hearing; and (iii) each Party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Arbitrator, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Any Party may, at its expense, make a stenographic record thereof. The Arbitrator shall complete all hearings not later than 90 days after its selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. The Arbitrator shall apportion all costs and expenses of arbitration, including the Arbitrator's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Arbitrator deems fair and reasonable. Notwithstanding the foregoing, in no event may the Arbitrator award multiple, punitive or exemplary damages. Any arbitration award shall be binding and enforceable against each Party involved in the particular Dispute and judgment may be entered thereon in any court of competent jurisdiction.

11.  ADDITIONAL AGREEMENTS

     11.1 The Seller agrees to cooperate with the Purchaser in causing Tuscarora to obtain the consent of the holders of Series A Notes issued under the Indenture, Assignment and Security Agreement of Tuscarora to Wilmington Trust dated December 21, 1995 such that any future acquisition of an additional general partner interest in Tuscarora by Purchaser does not result in a requirement for prepayment of the Series A Notes under the terms of such indenture; provided that the terms of obtaining such consents are commercially reasonable and acceptable to Tuscarora and all costs associated therewith are borne solely by the Purchaser.

     11.2 The Seller agrees not to take any action as a partner of Tuscarora that would adversely affect the Purchaser as a partner of Tuscarora.

12.  MISCELLANEOUS.

     12.1 HEADINGS; REFERENCES; INTERPRETATION. All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to articles and sections shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set immediately following such work or to similar items or matters, whether or not nonlimiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Except as otherwise expressly provided herein, any reference in this Agreement to any document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

     12.2 SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     12.3 NO THIRD PARTY RIGHTS. The provisions of this Agreement are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     12.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal the laws of the State of Delaware without regard to the conflicts of law principles thereof.

     12.6 SEVERABILITY. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

     12.7 DEED; BILL OF SALE; ASSIGNMENT. To the extent required by applicable law, this Agreement shall also constitute a "deed", "bill of sale" or "assignment" of the Tuscarora Partnership Interest.

     12.8 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified, or any provision waived or rescinded, from time to time only by the written agreement of the Parties directly bound by, or benefited from, the provisions in respect of which such amendment, modification, waiver or rescission is sought.

     12.9 INTEGRATION. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This Agreement constitutes an integrated agreement which contain the entire understanding of the parties with respect to the subject matter hereto. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     12.10 FEES. Each of the Parties will pay their respective legal fees and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred; provided, however, that Purchaser will pay all costs incurred by Tuscarora in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

                               TCPL TUSCARORA LTD.

                               By:  /s/ Paul F. Macgregor
                                    --------------------------------------------
                                    Name:  Paul F. MacGregor
                                    Title: President

                               By:  /s/ Rhondda E.s. Grant
                                    --------------------------------------------
                                    Name:  Rhondda E. S. Grant
                                    Title: Secretary


                               TC TUSCARORA INTERMEDIATE LIMITED PARTNERSHIP

                               By:  TC PIPELINES GP, INC.
                                    its general partner

                               By:  /s/ Garry P. Mihaichuk
                                    --------------------------------------------
                                    Name:  Garry P. Mihaichuk
                                    Title: President and Chief Executive Officer

                               By:  /s/ Paul F. Macgregor
                                    --------------------------------------------
                                    Name:  Paul F. MacGregor
                                    Title: Vice-President, Business Development


                               TC PIPELINES GP, INC.

                               By:  /s/ Paul F. Macgregor
                                    --------------------------------------------
                                    Name:  Paul F. MacGregor
                                    Title: Vice-President, Business Development


                               TRANSCANADA PIPELINES LIMITED

                               By: /s/ Garry P. Mihaichuk
                                    --------------------------------------------
                                    Name:  Garry P. Mihaichuk
                                    Title: Executive Vice-President,
                                           Operations and Engineering

                               By:  /s/ Rhondda E.S. Grant
                                    --------------------------------------------
                                    Name:  Rhondda E.S. Grant
                                    Title: Vice President and Corporate
                                           Secretary


                               TRANSCANADA PIPELINE USA LTD.

                               By:  /s/ Garry P. Mihaichuk
                                    --------------------------------------------
                                    Name:  Garry P. Mihaichuk
                                    Title: President

                               By:  /s/ Paul F. Macgregor
                                    --------------------------------------------
                                    Name:  Paul F. MacGregor
                                    Title: Vice-President

                                   SCHEDULE A
                                   LITIGATION

1. Complaint filed March 24, 2000 in the Second Judicial District Court of the State of Nevada in and for the County of Washoe, Case No. CV00 01517, Department No. 8, between FOUR-FOUR, INC., a Nevada corporation, Plaintiff, vs. UNITED STATES GYPSUM COMPANY, a Nevada corporation, QUALITY INSPECTION SYSTEMS, an Oklahoma corporation, HIGH MOUNTAIN INSPECTION SERVICES, INC., a Wyoming Corporation, TUSCARORA GAS TRANSMISSION COMPANY, a partnership of TUSCARORA GAS PIPELINE COMPANY, a wholly owned subsidiary of SIERRA PACIFIC RESOURCES, and TCPL TUSCARORA LTD. a wholly owned subsidiary of TRANSCANADA PIPELINE USA LTD. and DOES 1-10, Defendants.